EXHIBIT 10.32

                            DIRECTORS

                    24-HOUR ACCIDENTAL DEATH

                     AND DISMEMBERMENT PLAN


     BENEFITS

     You are automatically insured against accidental death and dismemberment. Coverage begins as soon as you are eligible.
     The principal sum for which you are insured is $500,000.

     (Note - The maximum payment under this Plan and the Directors Business Travel Insurance Plan for all losses arising from any one accident is $5,000,000. If several directors are involved in one accident, and the total indemnity exceeds $5,000,000, each individual payment will be reduced proportionately.)

     ELIGIBILITY

     You are covered if you are a director of Consolidated
     Freightways, Inc. and are not covered by CF's 24-Hour
     Accidental Death and Dismemberment Plan for employees.

     COST

     The full cost of this plan is paid by Consolidated
     Freightways, Inc.

     TERMINATION

     Your coverage will terminate when you cease to be an eligible director of Consolidated Freightways, Inc.

     SUMMARY OF BENEFITS

     When an accidental injury results in any of the following losses within twelve months from the date of the accident, the insurance company will pay for the loss of :

          Life...................................The principal sum
          Both hands or both feet or
           sight of both eyes....................The principal sum
          One hand and one foot..................The principal sum
          One hand and the sight of one eye......The principal sum
          One foot and the sight of one eye......The principal sum
          One hand or one foot..............Half the principal sum
          Sight of one eye..................Half the principal sum
          Speech or hearing of both ears....Half the principal sum
          Hearing of one ear.........One Quarter the principal sum
          Thumb and Index Finger of
            same hand................One Quarter the principal sum


     "Loss" as used with reference to a hand or foot means complete severance at or above the wrist joint or ankle joint, as used with reference to an eye means the irrevocable loss of its entire sight and as used with reference to the thumb and index finger means the severance of two or more entire phalanges of both the thumb and the index finger.

     The loss of hearing or speech means the total and irrevocable loss of hearing or speech. In the event of multiple injuries to an insured person resulting from any one accident, only one amount is payable....the largest applicable.

     BENEFICIARY

     You may designate and from time to time thereafter change your beneficiary by completing and returning a beneficiary designation form, which can be obtained from the offices of Consolidated Freightways, Inc. If your named beneficiary or beneficiaries do not survive you, benefits will be paid to your estate, or at the option of the insurance company, to your surviving relations.

     EXCLUSIONS

     Benefits are not payable for loss resulting from:

     1. Suicide or any attempt thereat while sane or insane; an act of declared or undeclared war or participation in any maneuvers or training exercises of an armed service;

     2. Air travel except as a passenger (not a pilot or a crew member) in any properly licensed and operated civil aircraft, any transport type aircraft operated by the Military Air Transport Service of the United States or by similar air transport service of Canada or Great Britain, or any properly operated United States Department of Defense aircraft (other than a single engine jet); making a flight for the purpose of transporting passengers or passengers and cargo and not used for any tactical or test purpose.

     CLAIMS PROCEDURE

     If you suffer an injury covered by the Directors 24-Hour Accidental Death and Dismemberment Insurance Plan (accidental death or dismemberment) written notice of the loss should be given to the Administrative Benefits Office, Consolidated Freightways, Inc., P. O. Box 3988, Portland, Oregon 97208 within 20 days or as soon thereafter as is reasonably possible.

     If you have any questions or complaints regarding the Directors Business Travel Insurance Plan, please contact
     Eberhard Schmoller or David Slate.

     Complete terms and conditions of the 24-Hour Accidental Death and Dismemberment Insurance Plan are set forth in the master contract issued to CF by the Hartford Life Insurance Company.

     Consolidated Freightways, Inc. reserves the right to change or discontinue the Plan at any time.